Exhibit 99.1

eHealth, Inc. Announces Second Quarter 2010 Results

Second Quarter 2010 Overview

•	Revenue of $36.3 million, up 8% over the second quarter of 2009

•	Operating income of $5.8 million, down 16% from the second quarter of 2009

•	Submitted applications for IFP products declined 3% from the second quarter of 2009

•	GAAP operating margins of 16% and non-GAAP operating margins of 21% for the second quarter of 2010

•	GAAP net income of $3.0 million, or $0.13 per diluted share, and non-GAAP net income of $4.2 million, or $0.17 per diluted share, for the second quarter of 2010

•	Cash flow from operations of $8.2 million, down 2% from the second quarter of 2009

•	Completed the acquisition of PlanPrescriber, Inc.

MOUNTAIN VIEW, Calif.—July 27, 2010—eHealth, Inc. (NASDAQ: EHTH), the leading online source of health insurance for individuals, families and small businesses, today announced its financial results for the second quarter ended June 30, 2010. Separately, eHealth announced that its board of directors has authorized a stock repurchase program of up to $30 million.

Gary Lauer, chief executive officer of eHealth stated, “eHealth recorded another quarter of revenue growth and generated solid cash flow from operations. We also think given the current environment that the stock repurchase program we announced today is a very effective use of our cash.”

Second Quarter Results

Revenue—Revenue totaled $36.3 million for the second quarter of 2010, an 8% increase compared to revenue of $33.4 million for the second quarter of 2009.

Submitted Applications—Submitted applications for individual and family products decreased 3% in the second quarter of 2010 to 117,200 applications, compared to 121,000 applications in the second quarter of 2009.

Membership—Estimated membership at June 30, 2010 totaled 754,900 members, a 7% increase over estimated membership of 707,100 at June 30, 2009.

Operating Income—Operating income decreased 16% to $5.8 million for the second quarter of 2010, compared to operating income of $6.9 million for the second quarter of 2009. Operating margins were 16% and 21% in the second quarters of 2010 and 2009, respectively. Non-GAAP operating income decreased 5% to $7.6 million for the second quarter of 2010, compared to non-GAAP operating income of $8.1 million for the second quarter of 2009. Non-GAAP operating margins were 21% and 24% in the second quarters of 2010 and 2009, respectively. Non-GAAP operating income and margins in the second quarter of 2010 excludes $1.6 million of stock-based compensation expense and $0.3 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber. Non-GAAP operating income and margins in the second quarter of 2009 excludes $1.2 million of stock-based compensation expense.

Pre-tax Income—Pre-tax income for the second quarter of 2010 was $5.7 million, a 19% decrease compared to pre-tax income of $7.1 million for the second quarter of 2009. Pre-tax income was unfavorably impacted in the second quarter of 2010 by $0.3 million of amortization expense related to purchased intangible assets and a decrease in interest income of $0.3 million, compared to the second quarter of 2009.

Net Income—Net income for the second quarter of 2010 was $3.0 million, or $0.13 per diluted share. Net income for the second quarter of 2009 was $4.0 million, or $0.16 per diluted share. Non-GAAP net income for the second quarter of 2010 was $4.2 million, or $0.17 per diluted share, compared to non-GAAP net income for the second quarter of 2009 of $4.8 million, or $0.19 per diluted share. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2010 exclude $1.6 million of stock-based compensation expense and $0.3 million of intangible asset amortization expense associated with the acquisition of PlanPrescriber, less $0.7 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2009 exclude $1.2 million of stock-based compensation expense, less $0.4 million for related income tax benefit.

Cash Flow and Cash Balance—Cash flow from operations for the second quarter of 2010 was $8.2 million, compared to $8.3 million for the second quarter of 2009, representing a decrease of 2%. During the second quarters of 2010 and 2009, we utilized $2.6 million and $1.5 million, respectively, of previously unrecognized excess tax benefits related to share-based payments to reduce our federal and state income taxes payable. These excess tax benefits are shown in the cash flow statement as an increase in cash flow from financing activities.

Cash, cash equivalents and short-term marketable securities as of June 30, 2010 totaled $141.3 million, compared to $153.5 million as of December 31, 2009. The change in cash, cash equivalents and short-term marketable securities for the second quarter of 2010 included the acquisition of PlanPrescriber for $28.7 million in cash before giving effect to purchase price deductions, including transaction expenses, certain bonus plan payments and other employee-related deductions.

Year-to-Date Results

Revenue—Revenue totaled $72.2 million for the six months ended June 30, 2010, an 11% increase compared to revenue of $65.4 million for the six months ended June 30, 2009.

Operating Income—Operating income decreased 6% to $11.7 million for the six months ended June 30, 2010, compared to operating income of $12.5 million for the six months ended June 30, 2009. Operating margins were 16% and 19% in the six-month periods ended June 30, 2010 and 2009, respectively.

Pre-tax Income—Pre-tax income for the six months ended June 30, 2010 was $11.7 million, an 11% decrease compared to pre-tax income of $13.1 million for the six months ended June 30, 2009.

Net Income—Net income for the six months ended June 30, 2010 was $6.3 million, or $0.26 per diluted share, compared to net income for the six months ended June 30, 2009 of $7.1 million, or $0.28 per diluted share.

Cash Flow—Cash flow from operations for the six months ended June 30, 2010 was $11.3 million, compared to $13.0 million for the six months ended June 30, 2009, representing a decrease of 14%.

Acquisition of PlanPrescriber, Inc.

During the second quarter of 2010 eHealth completed the acquisition of PlanPrescriber, Inc. (formerly Experion Systems, Inc.). PlanPrescriber provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options and choose the right plan. In connection with the acquisition, eHealth paid $28.7 million in cash before giving effect to purchase price deductions, including transaction expenses, certain bonus plan payments and other employee-related deductions. PlanPrescriber, Inc. is now a wholly-owned subsidiary of eHealth.

2010 Guidance

Based on information currently available, eHealth is reaffirming the guidance for the full year ending December 31, 2010 that it updated in its last earnings call:

•	Total revenue is expected to be in the range of $152 million to $157 million

•	Stock-based compensation expense is expected to be in the range of $6 million to $7.5 million

•	GAAP income tax rate is expected to be in the range of 43% to 45%

•	GAAP net income per diluted share is expected to be in the range of $0.55 to $0.65 per share

Webcast and Conference Call Information

A Webcast and conference call will be held today, Tuesday, July 27, 2010 at 5:00 p.m. EDT / 2:00 p.m. PDT. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-543-6403 for domestic callers and 617-213-8896 for international callers. The participant passcode is #94988619. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is #36577724. The live and archived webcast of the call will also be available on eHealth’s website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc., the parent company of eHealthInsurance and PlanPrescriber, is the nation’s leading online source of health insurance for individuals, families, seniors and small businesses. eHealth presents complex health insurance information in an objective, user-friendly format, enabling the research, analysis, comparison and purchase of health insurance products that best meet consumers’ needs. eHealth and eHealthInsurance are registered trademarks of eHealthInsurance Services, Inc. PlanPrescriber is a registered trademark of PlanPrescriber, Inc.

eHealth, Inc. was founded in 1997 and its technology was responsible for the nation’s first Internet-based sale of a health insurance policy. eHealth is headquartered in Mountain View, California. Additional information can be found on eHealth’s website, http://www.ehealthinsurance.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding eHealth’s future repurchases of shares of its common stock and eHealth’s guidance for total revenue, stock-based compensation expense, GAAP income tax rate, and GAAP net income per diluted share for the year ending December 31, 2010. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform; eHealth’s rate of growth; costs of acquiring new members; weak economic conditions and legislative reaction to economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates and factors affecting conversion; eHealth’s ability to continue to increase its membership base and retain its members; eHealth’s ability to maintain or expand its relationships with health insurance carriers; negative publicity experienced by eHealth’s carrier partners; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity and the effectiveness of eHealth’s marketing and public relations efforts; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners and factors affecting submitted applications from the marketing partner channel; eHealth’s success in marketing and selling Medicare-related health insurance products; timing of receipt and accuracy of commission reports and related impact on estimating membership; payment practices of health insurance carriers; competition; eHealth’s operations in China and any expansion into foreign countries; success in the sale of sponsorship advertising and the licensing of the use of eHealth’s ecommerce platform; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity; ability to attract and retain qualified personnel; management of future growth; seasonality; impact of future acquisitions; the PlanPrescriber acquisition disrupting current plans and operations; not realizing anticipated synergies and opportunities with respect to PlanPrescriber; difficulty or unanticipated expenses in connection with integrating PlanPrescriber; underperformance by PlanPrescriber; implementation of internal enterprise systems and maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations; compliance with insurance and other laws and regulations; exposure to online commerce security risks; the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure; and stock market conditions and the trading price of shares of eHealth’s common stock. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP operating margins, non-GAAP pre-tax income, non-GAAP net income and non-GAAP net income per diluted share.

•

Non-GAAP operating income for the second quarter of 2010 consists of GAAP operating income excluding purchased intangible asset amortization expense and the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006. Non-GAAP operating income for the second quarter of 2009 consists of GAAP operating income excluding the effects of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006 and amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

Non-GAAP net income for the second quarter of 2010 consists of GAAP net income excluding purchased intangible asset amortization expense and stock-based compensation expense recorded during the quarter (less related income tax benefit). Non-GAAP net income for the second quarter of 2009 consists of GAAP net income excluding stock-based compensation expense recorded during the quarter (less related income tax benefit).

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the company’s ongoing operations. Externally, the company believes that these non-GAAP financial measures are useful to investors in their assessment of the company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the costs associated with the operations of the company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax impact, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The company compensates for these limitations by prominently disclosing GAAP operating income, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich

Director, Investor Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Market Street Partners

Phone: (415) 445-3236

Email: linda@marketstreetpartners.com

Media Contact:

Brian Mast

Director, Public Relations

440 East Middlefield Road

Mountain View, CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

# # #

EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	June 30, 2010
	(1)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$131,339	$141,278
Marketable securities	22,184	—
Accounts receivable	2,295	2,563
Deferred income taxes	6,009	6,687
Prepaid expenses and other current assets	2,324	1,723

Total current assets	164,151	152,251
Property and equipment, net	3,775	4,073
Deferred income taxes	919	147
Other assets	863	772
Goodwill	—	14,546
Purchased intangible assets, net	—	13,115

Total assets	$169,708	$184,904

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,252	$3,266
Accrued compensation and benefits	5,051	5,875
Accrued marketing expenses	3,879	4,137
Deferred revenue	401	452
Other current liabilities	2,677	1,877

Total current liabilities	15,260	15,607
Other non-current liabilities	2,997	3,182

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	183,747	192,140
Treasury stock, at cost	(29,999)	(29,999)
Retained earnings (accumulated deficit)	(2,545)	3,729
Accumulated other comprehensive income	223	220

Total stockholders’ equity	151,451	166,115

Total liabilities and stockholders’ equity	$169,708	$184,904

(1)	The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue:
Commission	$29,939	$31,872	$58,143	$63,645
Sponsorship, licensing and other	3,500	4,384	7,213	8,600

Total revenue	33,439	36,256	65,356	72,245
Operating costs and expenses:
Cost of revenue-sharing	1,318	881	2,118	1,859
Marketing and advertising (1)	12,945	13,883	26,365	28,701
Customer care and enrollment (1)	3,627	3,902	7,449	7,848
Technology and content (1)	3,828	4,999	7,413	9,580
General and administrative (1)	4,851	6,554	9,552	12,321
Amortization of purchased intangible assets	—	285	—	285

Total operating costs and expenses	26,569	30,504	52,897	60,594

Income from operations	6,870	5,752	12,459	11,651
Interest and other income (loss), net	258	(12)	657	16

Income before income taxes	7,128	5,740	13,116	11,667
Provision for income taxes	3,134	2,699	5,979	5,393

Net income	$3,994	$3,041	$7,137	$6,274

Net income per share:
Basic	$0.16	$0.13	$0.29	$0.27
Diluted	$0.16	$0.13	$0.28	$0.26
Weighted-average number of shares used in per share amounts:
Basic	24,755	23,529	24,823	23,493
Diluted	25,656	24,266	25,701	24,306
(1) Includes stock-based compensation expense as follows:
Marketing and advertising	$254	$201	$396	$408
Customer care and enrollment	89	88	148	181
Technology and content	304	413	502	856
General and administrative	550	894	1,092	1,804

Total	$1,197	$1,596	$2,138	$3,249

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Operating activities
Net income	$3,994	$3,041	$7,137	$6,274
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,565	2,529	3,237	4,936
Depreciation and amortization	572	814	1,119	1,328
Amortization and accretion on marketable securities, net	232	7	401	50
Stock-based compensation expense	1,197	1,596	2,138	3,249
Excess tax benefits from stock-based compensation	(1,462)	(2,602)	(2,635)	(5,237)
Deferred rent	(25)	(5)	(50)	2
Loss on disposal of property and equipment	2	—	12	6
Changes in operating assets and liabilities:
Accounts receivable	913	43	(106)	101
Prepaid expenses and other current assets	(261)	644	(596)	687
Other assets	195	57	291	91
Accounts payable	(936)	1,380	(433)	1
Accrued compensation and benefits	1,001	1,701	75	676
Accrued marketing expenses	14	(377)	810	258
Deferred revenue	(39)	(19)	51	23
Other current liabilities	1,349	(645)	1,582	(1,188)

Net cash provided by operating activities	8,311	8,164	13,033	11,257

Investing activities
Purchases of property and equipment	(293)	(880)	(534)	(1,344)
Acquisition of PlanPrescriber, net of cash acquired	—	(27,203)	—	(27,203)
Purchase of other assets	—	—	(1,280)	—
Purchases of marketable securities	(24,085)	—	(38,524)	—
Sales of marketable securities	—	—	1,006	—
Maturities of marketable securities	21,700	4,200	35,400	22,100

Net cash used in investing activities	(2,678)	(23,883)	(3,932)	(6,447)

Financing activities
Net proceeds from exercise of common stock options	218	38	467	464
Cash used to net share settle equity awards	(4)	—	(107)	(557)
Excess tax benefits from stock-based compensation	1,462	2,602	2,635	5,237
Repurchase of common stock	—	—	(4,593)	—
Principal payments in connection with capital lease	(10)	(11)	(19)	(21)

Net cash provided by (used in) financing activities	1,666	2,629	(1,617)	5,123

Effect of exchange rate changes on cash and cash equivalents	1	6	1	6

Net increase (decrease) in cash and cash equivalents	7,300	(13,084)	7,485	9,939
Cash and cash equivalents at beginning of period	94,321	154,362	94,136	131,339

Cash and cash equivalents at end of period	$101,621	$141,278	$101,621	$141,278

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2010
Key Metrics:

Operating cash flows (1)	$8,311,000	$8,164,000

IFP submitted applications (2)	121,000	117,200

IFP approved members (3)	103,400	93,400
Total approved members (4)	135,800	122,700

Total revenue (5)	$33,439,000	$36,256,000
Total revenue per estimated member for the period (6)	$48.21	$48.02

	As of June 30, 2009	As of June 30, 2010
IFP estimated membership (7)	614,800	660,500
Total estimated membership (8)	707,100	754,900

	Three Months Ended June 30, 2009	Three Months Ended June 30, 2010
Marketing and advertising expenses (9)	$12,945,000	$13,883,000
Marketing and advertising expenses as a percentage of total revenue (10)	39%	38%

Marketing and advertising expenses excluding stock-based compensation (11)	$12,691,000	$13,682,000
Marketing and advertising expenses excluding stock based compensation as a percentage of total revenue (12)	38%	38%

Other Metrics:

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (13)	43%	44%
Marketing partners (14)	33%	28%
Online advertising (15)	24%	28%

Total	100%	100%

Acquisition cost per individual on IFP submitted applications (16)	$73.45	$79.51
Acquisition cost (excluding stock-based compensation) per individual on IFP submitted applications (17)	$72.01	$78.36

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)	IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life or student health insurance product offerings.
(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members. Does not include members transferred from Health Benefits Direct Corporation during 2009.
(5)	Total revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)	Calculated as total revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). Ending membership as of June 30, 2009 and 2010 include an estimated 30,000 and 15,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(7)	Estimated number of members active on IFP insurance policies as of the date indicated. Amounts as of June 30, 2009 and 2010 include an estimated 30,000 and 15,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(8)	Estimated number of members active on all insurance policies as of the date indicated. Amounts as of June 30, 2009 and 2010 include an estimated 30,000 and 15,000 members, respectively, transferred from Health Benefits Direct Corporation as of each date, net of estimated cancelations since their transfer. See our Form 10-K for the year ended December 31, 2009 - Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.
(9)	Marketing and advertising expenses for the period from the condensed consolidated statements of income.
(10)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by total revenue for the period (see note (5) above).
(11)	Non-GAAP marketing and advertising expenses excluding stock-based compensation for the period. See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(12)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by total revenue for the period (see note (5) above). See Non-GAAP Financial Information above and the reconciliation of GAAP to Non-GAAP marketing and advertising expenses below.
(13)	Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.
(14)	Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.
(15)	Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.
(16)	Calculated as marketing and advertising expenses for the period (see note (9) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost.
(17)	Calculated as non-GAAP marketing and advertising expenses for the period (see note (11) above) divided by the number of individuals on IFP applications submitted on eHealth’s website during the period. This metric may not reflect the true acquisition cost exclusive of the impact of stock-based compensation allocated to marketing and advertising expenses.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2010

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2010
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$31,872	88%	$—	$31,872	88%
Sponsorship, licensing and other	4,384	12	—	4,384	12

Total revenue	36,256	100	—	36,256	100
Operating costs and expenses:
Cost of revenue-sharing	881	2	—	881	2
Marketing and advertising (1)	13,883	38	(201)	13,682	38
Customer care and enrollment (1)	3,902	11	(88)	3,814	11
Technology and content (1)	4,999	14	(413)	4,586	13
General and administrative (1)	6,554	18	(894)	5,660	16
Amortization of purchased intangible assets (2)	285	1	(285)	—	—

Total operating costs and expenses	30,504	84	(1,881)	28,623	79

Income from operations	5,752	16	1,881	7,633	21
Interest and other income (loss), net	(12)	0	—	(12)	0

Income before income taxes	5,740	16	1,881	7,621	21
Provision for income taxes (3)	2,699	7	701	3,400	9

Net income (4)	$3,041	8%	$1,180	$4,221	12%

Net income per share: (4)
Basic	$0.13		$0.05	$0.18
Diluted	$0.13		$0.04	$0.17

Weighted-average number of shares used in per share amounts:
Basic	23,529		23,529	23,529
Diluted	24,266		24,266	24,266

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude amortization expense related to acquired intangible assets.
(3)	Non-GAAP provision for income taxes excludes estimated income tax benefit related to stock-based compensation expense and amortization of purchased intangible assets listed in notes (1) and (2) above.
(4)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense and amortization of purchased intangible assets listed in notes (1) and (2) above, adjusted for estimated income tax benefit related to stock-based compensation expense and amortization of purchased intangible assets.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED JUNE 30, 2009

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2009
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue
Revenue:
Commission	$29,939	90%	$—	$29,939	90%
Sponsorship, licensing and other	3,500	10	—	3,500	10

Total revenue	33,439	100	—	33,439	100
Operating costs and expenses:
Cost of revenue-sharing	1,318	4	—	1,318	4
Marketing and advertising (1)	12,945	39	(254)	12,691	38
Customer care and enrollment (1)	3,627	11	(89)	3,538	11
Technology and content (1)	3,828	11	(304)	3,524	11
General and administrative (1)	4,851	15	(550)	4,301	13

Total operating costs and expenses	26,569	79	(1,197)	25,372	76

Income from operations	6,870	21	1,197	8,067	24
Interest and other income, net	258	1	—	258	1

Income before income taxes	7,128	21	1,197	8,325	25
Provision for income taxes (2)	3,134	9	424	3,558	11

Net income (3)	$3,994	12%	$773	$4,767	14%

Net income per share: (3)
Basic	$0.16		$0.03	$0.19
Diluted	$0.16		$0.03	$0.19

Weighted-average number of shares used in per share amounts:
Basic	24,755		24,755	24,755
Diluted	25,656		25,656	25,656

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options, restricted stock and restricted stock units in accordance with FASB ASC Topic 718 beginning in 2006, in addition to the amortization of deferred stock-based compensation expense in accordance with APB 25 for grants made prior to 2006.
(2)	Non-GAAP provision for income taxes excludes estimated income tax benefit related to stock-based compensation expense listed in note (1) above.
(3)	Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above and estimated income tax benefit listed in note (2) above.